UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 16, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 668-8400

5300 Westview Drive, Suite 406, Frederick, MD	21703
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the 2015 Stock Incentive Plan

On February 16, 2015, the Board of Directors (the “Board”) of Vaccinogen, Inc., a Maryland corporation (the “Company”) approved the Vaccinogen, Inc. 2015 Stock Incentive Plan (“the Plan”). The Plan became effective February 16, 2015 and will terminate on February 15, 2025 (unless terminated earlier as described in the Plan). The Plan permits the granting of awards in the form of incentive stock options, non-statutory stock options, restricted stock units, stock appreciation rights, unrestricted stock, performance-based awards, dividend equivalents and any combination of the foregoing.

Subject to adjustments as provided in the Plan, a total of 5,943,569 shares of the Company’s common stock, par value $0.0001 per share (“common stock”), will be available for issuance under the Plan.

Purpose

The purpose of the Plan is to promote our long-term growth and profitability by (i) providing incentives to improve stockholder value and to contribute to our growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

Participation and Administration

The Plan shall be administered by the compensation committee of the Company, and except as specifically reserved to the Board under the terms of the Plan, the compensation committee shall have full and final authority to operate, manage and administer the Plan. Employees, officers, directors or consultants are eligible for awards under the Plan.

Awards are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by our compensation committee, in its sole discretion subject to certain limitations provided in the Plan. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions, which may include provisions for vesting, the effect of termination of service on the award, and other restrictions or contingencies and the requirement to enter into tax elections.

Stock Options and Stock Appreciation Rights

Grant and Vesting. The compensation committee may, in its discretion, determine the number of options and stock appreciation rights (“SARs”) to be granted and will determine whether the option will be an incentive stock option within the meaning of Section 422(b) of the Code or a non-qualified stock option. Incentive stock options may only be issued to employees. The compensation committee will determine when the options and SARs will vest.

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Option and SAR Exercise. The per share exercise price of an option or SAR will be determined by the compensation committee, but will not be less than the closing price of our common stock on the exchange on which it is traded on the date of grant (or 110% of such value in the case of an incentive stock option granted to a 10% stockholder). If the common stock is not listed on any registered national securities exchange or quoted on an established securities market, the exercise price will not be less than the fair market value as determined in good faith by the compensation committee by the reasonable application of a reasonable valuation method consistent with Treas. Reg. § 1.409A-1(b)(5)(iv)(B). The exercise price of a tandem SAR will be equal to the exercise price of the related option. The aggregate fair market value of all shares with respect to which incentive stock options are first exercisable by participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code.

Our compensation committee will determine the term during which each stock option and SAR may be exercised, except that no option or SAR may be exercisable more than ten years from the grant date (five years for incentive stock options granted to any 10% stockholder).

Payment of the option exercise price may be made in cash (or cash equivalents acceptable to the compensation committee) or if provided in the award agreement and permitted by applicable law, in shares of our common stock. The value of any stock delivered will be determined as of the date of exercise. The compensation committee may also authorize the payment of the exercise price in a broker-assisted cashless exercise subject to such limitations as it may determine.

Tandem SARs shall be exercisable only to the same extent that the related options are exercisable. When a SAR is exercised, the Company will pay the amount receivable by delivery of a number of whole shares of common stock determined by dividing the amount payable under the SAR by the fair market value of a share of common stock on the exercise date, or in cash. The amount equivalent in value to any fractional share will be paid out in cash. In the case of exercise of a tandem SAR, the payment will be made in exchange for the surrender of the unexercised related stock option (or portion thereof). Incentive stock options may not be surrendered in connection with the exercise of a tandem SAR unless the fair market value of the common stock subject to the incentive stock option is greater than the exercise price of such incentive stock option.

A Form of Non-Statutory Stock Option Agreement under which stock options may be granted pursuant to the Plan has been filed as an exhibit to this Form 8-K.

Restricted Stock and Restricted Stock Units

Restricted stock is an award of outstanding shares of our common stock that is subject to transfer and/or forfeiture restrictions for a period of time. Participants holding restricted shares will generally have the same voting and dividend rights as any other stockholder to the extent determined by our compensation committee and set forth in an award agreement. Our compensation committee may provide in the award agreement that any dividends with respect to unvested restricted stock will be subject to the same restrictions as the stock to which the dividends relate.

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A restricted stock unit is an unfunded, unsecured contractual right to receive shares of our common stock, cash or other property at a future date, subject to such terms and conditions as our compensation committee may determine.

Grant and Vesting. Subject to the provisions of the Plan, our compensation committee will determine the terms and conditions of each award of restricted stock or restricted stock units, including the number of shares of restricted stock or restricted stock units to be granted, the restriction period for the award and the restrictions applicable to the award. The compensation committee will determine when the restricted stock and restricted stock units vest and when other restrictions lapse.

Following vesting of the restricted stock units at a time specified in the award agreement, the recipient will receive as payment for each restricted stock unit, as determined by the compensation committee, (i) a cash payment equal to the fair market value of one share of the Company’s common stock as of such settlement date, or (ii) one share of the Company’s common stock.

A Form of Restricted Stock Agreement under which restricted stock may be granted pursuant to the Plan has been filed as an exhibit to this Form 8-K.

Performance Awards

The compensation committee may authorize the grant, vesting, payment or delivery of performance awards in the form of restricted stock, restricted stock units, non-statutory stock options, incentive stock options, stock appreciation rights, unrestricted stock, or dividend equivalents. A performance award entitles the recipient to receive the stated consideration upon, and to the extent of, satisfaction of pre-established performance criteria.

Grant and Vesting. Performance awards will vest based on the achievement of pre-determined performance goals established by the compensation committee in accordance with the Plan. The compensation committee may determine the number and type of performance awards to be granted to the recipient, as well as the performance period and performance goals applicable to the award. Performance awards may be granted either alone or in addition to other awards made under the Plan. For an award intended to meet the performance-based compensation exception under Section 162(m) of the Code, the compensation committee may not exercise discretion to increase the amount of the award that will be paid or vested.

Performance Goals. Performance goals may be based on criteria, or operating objectives, selected by the compensation committee and set forth in a grant agreement, to measure performance of the Company or any subsidiary or affiliate or other business division of same for a performance period, whether in absolute or relative terms.

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Dividend Equivalents

A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock. Dividend equivalents may be granted to participants in tandem with another award or as freestanding awards. The compensation committee is authorized to grant dividend equivalents at any time, including in tandem with other awards, in addition to other awards, or freestanding and unrelated to other awards.

Adjustments Upon Certain Events

In the event of a reclassification, recapitalization, stock split, reverse stock split, stock dividend, combination of shares or other similar event affecting the Company’s common stock, the maximum number and kind of shares of common stock reserved for issuance or with respect to which awards may be granted under the Plan may be adjusted to reflect such event, and our compensation committee will make such adjustments as it deems appropriate and equitable in the number, kind and price of shares of common stock covered by outstanding awards made under the Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to above.

In the event of a change in control of the Company, our compensation committee will take any action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the participants who hold outstanding awards under the Plan, which action may include, without limitation, any one or more of the following to the extent permitted by Section 409A of the Code: (i) acceleration of vesting; (ii) acceleration or change of the exercise and/or expiration dates of any award to require that settlement be made, if at all, prior to the change in control; (iii) cancellation of any award upon payment to the holder in cash of the fair market value of the stock subject to such award as of the date of (and, to the extent applicable, as established for purposes of) the change in control, less the aggregate exercise price, if any, of the award; and (iv) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to our common stock, arrangements to have such other entity replace the awards granted hereunder with awards with respect to such other securities, with appropriate adjustments in the number of shares subject to, and the exercise prices under, the award.

Transferability

Stock options, SARs and unvested awards granted under the Plan are not transferable or assignable other than by will or the laws of descent and distribution. The compensation committee may, in its sole discretion, permit an award to be transferred by gift or domestic relations order to (i) certain family members of the participant, (ii) a business entity which is wholly owned by the participant and/or certain family members, and (iii) a trust in which the participant and/or certain family members have all of the beneficial interests.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Vaccinogen, Inc. 2015 Stock Incentive Plan
Exhibit 10.2	Form of Restricted Stock Agreement
Exhibit 10.3	Form of Non-Statutory Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: February 20, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Vaccinogen, Inc. 2015 Stock Incentive Plan
10.2	Form of Restricted Stock Agreement
10.3	Form of Non-Statutory Stock Option Agreement

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